UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2008

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Avenue
White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On October 7, 2008, the Company’s Board of Directors approved amendments, as recommended by the Compensation and Personnel Committee of the Board on October 6, 2008, to the ITT Excess Pension Plan IA, the ITT Excess Pension Plan IB and the ITT Excess Pension Plans IIA and IIB (collectively, the “Excess Pension Plans”) of the Company to ensure that payouts of pension benefits upon a Change of Control of the Company comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. These amendments, which become effective on January 1, 2009, do not change the previously disclosed definition of Change in Control in the Excess Pension Plans but provide that payouts of pension amounts earned since January 1, 2005 require a Change in Control involving an acceleration event of 30% or more of the Company’s outstanding stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: October 8, 2008	By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar
	Its:	Vice President, Secretary and Associate General Counsel